HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2014
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2015. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2015.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Robert L. Harris II	Patrick Whitesell
Managing General Partner, Clarity Partners L.P.	Executive Chairman, Acacia Research Corporation	Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Josh Hatfield
SVP, Leasing	Chief Accounting Officer	SVP, Operations

Drew Gordon	Gary Hansel	David Tye
SVP, Northern California	SVP, Southern California	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell Director, Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley, the East Bay, and Seattle, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Number of office properties owned	26	25	26	26	24
Office properties square feet (1)	5,923,827	5,422,612	5,533,656	5,510,847	5,292,824
Stabilized office properties leased rate as of end of period(2)	94.6%	94.1%	94.6%	94.5%	95.4%
Stabilized office properties occupied rate as of end of period(2)(3)	92.6%	93.4%	90.9%	88.7%	90.1%
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet(4)	869,568	884,193	884,193	884,193	884,193
Media & entertainment occupied rate as of end of period(5)	71.6%	71.6%	69.9%	69.1%	69.9%
Number of land assets owned	5	6	6	6	4
Land assets square feet(6)	1,448,173	1,861,173	1,861,173	1,837,049	1,587,049
Market capitalization (in thousands):
Total debt(7)	$957,452	$917,238	$848,338	$822,684	$925,988
Series A Preferred Units	10,177	10,177	10,177	10,177	10,475
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(8)	2,091,479	1,712,132	1,759,364	1,601,290	1,308,517
Total market capitalization	$3,204,108	$2,784,547	$2,762,879	$2,579,151	$2,389,980
Debt/total market capitalization	29.9%	32.9%	30.7%	31.9%	38.7%
Series A preferred units & debt/total market capitalization	30.2%	33.3%	31.1%	32.3%	39.2%
Common stock data (NYSE:HPP):
Range of closing prices(9)	$ 24.64-30.34	$ 24.45 - 27.01	$ 22.32-25.91	$ 21.42-23.47	$ 19.03-22.29
Closing price at quarter end	$30.06	$24.66	$25.34	$23.07	$21.87
Weighted average fully diluted common stock\units outstanding (in thousands)(10)	69,685	69,126	69,422	66,558	59,220
Shares of common stock\units outstanding at end of period (in thousands)(11)	69,577	69,430	69,430	69,410	59,832
__________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 13.

(3)	Represents percent leased less signed leases not yet commenced.

(4)	During the fourth quarter ending December 31, 2014, the Company raised 14,625 square feet at our Sunset Bronson media & entertainment property to allow for its Icon development.

(5)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)	Total debt excludes non-cash loan premium/discount.

(8)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(9)	For the quarter indicated.

(10)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(11)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the quarter indicated, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

Consolidated Balance Sheets
(Unaudited, $ in thousands, except share data)

	December 31, 2014	December 31, 2013
ASSETS
Total investment in real estate, net	$2,036,638	$1,844,614
Cash and cash equivalents	17,753	30,356
Restricted cash	14,244	13,929
Accounts receivable, net	16,247	8,862
Notes receivable	28,268	—
Straight-line rent receivables	33,006	19,715
Deferred leasing costs and lease intangibles, net	102,023	108,402
Deferred finance costs, net	8,723	8,113
Interest rate contracts	3	192
Goodwill	8,754	8,754
Prepaid expenses and other assets	6,692	5,094
Assets associated with real estate held for sale	68,534	83,245
TOTAL ASSETS	$2,340,885	$2,131,276

LIABILITIES AND EQUITY
Notes payable	$918,059	$888,308
Accounts payable and accrued liabilities	36,844	26,118
Below-market leases, net	40,969	45,184
Security deposits	6,257	5,677
Prepaid rent	8,600	7,524
Interest rate contracts	1,750	—
Liabilities associated with real estate held for sale	43,214	45,124
TOTAL LIABILITIES	$1,055,693	$1,017,935

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at December 31, 2014 and 2013, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 66,797,816 shares and 57,230,199 shares outstanding at December 31, 2014 and 2013, respectively	668	572
Additional paid-in capital	1,070,833	903,984
Accumulated other comprehensive loss	(2,443)	(997)
Accumulated deficit	(34,884)	(45,113)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,179,174	$1,003,446
Non-controlling interest—members in Consolidated Entities	42,990	45,683
Non-controlling common units in the Operating Partnership	52,851	53,737
TOTAL EQUITY	$1,275,015	$1,102,866
TOTAL LIABILITIES AND EQUITY	$2,340,885	$2,131,276

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2014	2013	2014	2013
Revenues
Office
Rental	$41,917	$35,174	$156,806	$124,839
Tenant recoveries	10,866	8,253	34,509	25,870
Parking and other	5,839	4,260	22,471	14,732
Total office revenues	$58,622	$47,687	$213,786	$165,441
Media & entertainment
Rental	$5,215	$5,841	$22,138	$23,003
Tenant recoveries	157	566	1,128	1,807
Other property-related revenue	4,723	3,267	15,751	15,072
Other	70	56	612	235
Total media & entertainment revenues	$10,165	$9,730	$39,629	$40,117
Total revenues	$68,787	$57,417	$253,415	$205,558
Operating expenses
Office operating expenses	$20,432	$19,243	$78,372	$63,434
Media & entertainment operating expenses	7,376	6,016	25,897	24,149
General and administrative	9,096	4,757	28,253	19,952
Depreciation and amortization	20,243	16,994	72,216	70,063
Total operating expenses	$57,147	47,010	$204,738	$177,598
Income from operations	$11,640	$10,407	$48,677	$27,960
Other expense (income)
Interest expense	$6,413	$6,797	$25,932	$25,470
Interest income	(9)	(10)	(30)	(272)
Acquisition-related expenses	4,322	454	4,641	1,446
Other income	29	(140)	(14)	(99)
Total other expense (income)	$10,755	$7,101	$30,529	$26,545
Income (loss) from continuing operations before gain on sale of real estate	$885	$3,306	$18,148	$1,415
Gain on sale of real estate	—	—	5,538	—
Income (loss) from continuing operations	885	3,306	23,686	1,415
(Loss) income from discontinued operations	—	(37)	(164)	1,571
Impairment loss from discontinued operations	—	—	—	(5,580)
Net (loss) income from discontinued operations	$—	$(37)	$(164)	$(4,009)
Net income (loss)	$885	$3,269	$23,522	$(2,594)
Net income attributable to preferred stock and units	$(3,195)	$(3,200)	$(12,785)	$(12,893)
Net income attributable to restricted shares	(68)	(71)	(274)	(300)
Net loss (income) attributable to non-controlling interest in consolidated entities	6	(78)	(149)	321
Net loss (income) attributable to common units in the Operating Partnership	82	(3)	(359)	633
Net (loss) income attributable to Hudson Pacific Properties, Inc. common stockholders	$(2,290)	$(83)	$9,955	$(14,833)
Basic and diluted per share amounts:
Net (loss) income from continuing operations attributable to common stockholders	$(0.03)	$—	$0.15	$(0.20)
Net income (loss) income from discontinued operations	—	—	—	(0.07)
Net (loss) income attributable to common stockholders’ per share—basic	$(0.03)	$—	$0.15	$(0.27)
Weighted average shares of common stock outstanding—basic	66,512,651	56,271,285	65,792,447	55,182,647
Dividends declared per share of common stock	$0.125	$0.125	$0.500	$0.500

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Funds From Operations (FFO)(1)
Net income (loss)	$885	$11,415	$6,689	$4,533	$3,269
Adjustments:
Depreciation and amortization of real estate assets	20,158	17,342	17,835	16,668	16,994
(Gain) / Loss from Sale of Real Estate	—	(5,538)	—	—	—
FFO attributable to non-controlling interest	(1,254)	(1,396)	(1,080)	(1,091)	(1,132)
Net income attributable to preferred stock and units	(3,195)	(3,195)	(3,195)	(3,200)	(3,200)
FFO to common stockholders and unit holders	$16,594	$18,628	$20,249	$16,910	$15,931
Specified items impacting FFO:
Acquisition-related expenses	$4,322	$214	$—	$105	$454
Consulting fee to former executive	1,273	890	1,111	835	—
Supplemental net property tax expenses (savings)	—	1,072	—	—	—
Lease termination revenue	—	—	(1,687)	—	(753)
Lease termination non-cash write-off	—	—	77	—	—
FFO (excluding specified items) to common stockholders and unit holders	$22,189	$20,804	$19,750	$17,850	$15,632

Weighted average common stock/units outstanding—diluted	69,685	69,126	69,422	66,558	59,220
FFO per common stock/unit—diluted	$0.24	$0.27	$0.29	$0.25	$0.27
FFO (excluding specified items) per common stock/unit—diluted	$0.32	$0.30	$0.28	$0.27	$0.26

Year To Date	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Funds From Operations (FFO)(1)
Net income (loss)	$23,522	$22,637	$11,222	$4,533	(2,594)
Adjustments:
Depreciation and amortization of real estate assets	72,003	51,845	34,503	16,668	70,063
Depreciation and amortization—discontinued operations	—	—	—	—	789
(Gain) / Loss from Sale of Real Estate	(5,538)	(5,538)	—	—	5,580
FFO attributable to non-controlling interest	(5,260)	(4,009)	(2,171)	(1,091)	(2,243)
Net income attributable to preferred stock and units	(12,785)	(9,590)	(6,395)	(3,200)	(12,893)
FFO to common stockholders and unit holders	$71,942	$55,345	$37,159	$16,910	$58,702
Specified items impacting FFO:
Acquisition-related expenses	$4,641	$319	$105	$105	$1,446
Consulting fee to former executive	4,109	2,836	1,946	835	—
Supplemental net property tax expenses (savings)	809	809	—	—	(797)
Lease termination revenue	(1,687)	(1,687)	(1,687)	—	(1,591)
Lease termination non-cash write-off	77	77	77	—	—
FFO (excluding specified items) to common stockholders and unit holders	$79,891	$57,699	$37,600	$17,850	$57,760

Weighted average common stock/units outstanding—diluted	68,892	67,933	67,998	66,558	58,165
FFO per common stock/unit—diluted	$1.04	$0.81	$0.55	$0.25	$1.01
FFO (excluding specified items) per common stock/unit—diluted	$1.16	$0.85	$0.55	$0.27	$0.99
______________________________

(1)	See page 29 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Adjusted Funds From Operations (AFFO)(1)
FFO	$16,594	$18,628	$20,249	$16,910	$15,931
Adjustments:
Straight-line rent	(3,105)	(2,737)	(4,279)	(2,590)	(2,178)
Amortization of above market and below market leases, net	(1,215)	(1,291)	(1,456)	(1,110)	(1,551)
Amortization of below market ground lease	62	62	62	62	62
Amortization of lease buy-out costs	144	102	80	53	(1)
Amortization of deferred financing costs and loan premium/discount, net	460	598	243	223	209
Recurring capital expenditures, tenant improvements and lease commissions	(11,702)	(8,378)	(13,729)	(7,164)	(11,930)
Non-cash compensation expense	2,512	1,792	1,978	1,277	1,480
AFFO	$3,750	$8,776	$3,148	$7,661	$2,022

Weighted average common stock/units outstanding—diluted	69,685	69,126	69,422	66,558	59,220
AFFO per common stock/unit—diluted	$0.05	$0.13	$0.05	$0.12	$0.03
Dividends paid to common stock and unit holders	$8,932	$8,679	$8,679	$8,676	$7,446
AFFO payout ratio	238.2%	98.9%	275.7%	113.2%	368.2%

Year To Date	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Adjusted Funds From Operations (AFFO)(1)
FFO	$71,942	$55,345	$37,159	$16,910	$58,702
Adjustments:
Straight-line rent	(12,753)	(9,435)	(6,869)	(2,590)	(9,692)
Amortization of prepaid rent(2)	—	—	—	—	109
Amortization of above market and below market leases, net	(5,081)	(3,830)	(2,566)	(1,110)	(5,734)
Amortization of below market ground lease	248	186	124	62	247
Amortization of lease buy-out costs	379	235	133	53	36
Amortization of deferred financing costs and loan premium/discount, net	1,525	1,065	466	223	824
Recurring capital expenditures, tenant improvements and lease commissions	(40,984)	(29,282)	(20,893)	(7,164)	(47,764)
Non-cash compensation expense	7,559	5,047	3,255	1,277	6,454
AFFO	$22,835	$19,331	$10,809	$7,661	$3,182

Weighted average common stock/units outstanding—diluted	68,892	67,933	67,998	66,558	58,165
AFFO per common stock/unit—diluted	$0.33	$0.28	$0.16	$0.12	$0.05
Dividends paid to common stock and unit holders	$34,966	$26,034	$17,355	$8,676	$29,607
AFFO payout ratio	153.1%	134.7%	160.6%	113.2%	930.5%
______________________________

(1)
See page 29 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO). AFFO excludes amounts attributable to non-controlling interest in Consolidated Entities. For purposes of the three-month and year-to-date periods ending December 31, 2013, March 31, 2014, and June 30, 2014, AFFO amounts appearing in our Supplemental Operating and Financial Data reports issued for those periods included amounts attributable to the non-controlling interest in Consolidated Entities. AFFO amounts in this Supplemental Operating and Financial Data report reflect an increase in AFFO compared to amounts previously reported owing to the exclusion of amounts attributable to non-controlling interest in Consolidated Entities for all periods presented.

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, $ in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of December 31, 2014.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured revolving credit facility	$130,000	LIBOR+1.15% to 1.55%	$—	9/23/2018	$130,000
Unsecured term loan	150,000	LIBOR+1.30% to 1.90%		9/23/2019	150,000
Mortgage loan secured by 275 Brannan	15,000	LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(2)	87,421	6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(3)	49,600	LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(4)	59,490	LIBOR+1.95%	—	11/1/2017	59,490
Mortgage loan secured by Sunset Gower/Sunset Bronson(5)	97,000	LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Rincon Center(6)	104,126	5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by Met Park North(7)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by 10950 Washington(8)	28,866	5.316%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(9)	129,000	3.954%	5,172	11/7/2022	117,190
Subtotal	$915,003
Unamortized loan premium, net(10)	3,056
Total, excluding mortgage loan on real estate held for sale	$918,059
Mortgage loan on real estate held for sale:
Mortgage loan secured by First Financial(11)	$42,449	4.58%	2,639	2/1/2022	36,799
Total	$960,508

Note Receivable
Mortgage loan secured by a real estate property	$28,528	11.000%	$3,182	8/22/2016	$28,528
Unamortized commitment fee	(260)
	$28,268
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(3)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(4)
On November 24, 2014 we amended our construction loan for Element LA to, among other things, increase availability from $65,500 to $102,406 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(5)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective August 22, 2013, the terms of this loan were amended to increase the outstanding balance from $92,000 to $97,000, reduce the interest rate from LIBOR plus 3.50% to LIBOR plus 2.25%, and extend the maturity date from February 11, 2016 to February 11, 2018.

(6)	This loan is amortizing based on a 30-year amortization schedule.

(7)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan's maturity on August 1, 2020.

(8)	This loan is amortizing based on a 30-year amortization schedule.

(9)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7,349.

(10)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with Pinnacle II.

(11)	Beginning with the payment made March 1, 2014, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

STABILIZED OFFICE SUMMARY(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
SAME-STORE
San Francisco
Rincon Center	580,850	12.4%	90.1%	90.7%	$21,784,049	$41.62	$3.47
1455 Market Street	1,025,833	22.0	92.1	99.4	25,777,928	27.29	2.27
875 Howard Street	286,270	6.1	99.4	99.4	7,404,370	26.03	2.17
222 Kearny Street	148,797	3.2	84.6	92.2	4,829,812	38.35	3.20
625 Second Street	138,080	3.0	73.8	73.8	4,707,950	46.22	3.85
Subtotal	2,179,830	46.7%	90.8%	95.0%	$64,504,109	$32.57	$2.71
Los Angeles
Technicolor Building	114,958	2.5%	100.0%	100.0%	4,549,302	$39.57	$3.30
Del Amo Office Building	113,000	2.4	100.0	100.0	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.3	95.3	95.3	2,439,729	41.81	3.48
10950 Washington	159,024	3.4	100.0	100.0	5,376,405	33.81	2.82
604 Arizona	44,260	0.9	100.0	100.0	1,867,878	42.20	3.52
6922 Hollywood	205,523	4.4	92.2	92.2	8,300,620	43.81	3.65
10900 Washington	9,919	0.2	100.0	100.0	456,657	46.04	3.84
Pinnacle I	393,777	8.4	97.4	97.4	15,947,196	41.60	3.47
Subtotal	1,101,685	23.6%	97.3%	97.3%	$42,006,857	$39.17	$3.26
Total Same-Store	3,281,515	70.3%	93.0%	95.8%	$106,510,966	34.89	$2.91
NON-SAME-STORE
Seattle
First & King	472,223	10.1%	95.7%	96.6%	$10,213,811	$22.60	$1.88
Met Park North	190,748	4.1	95.4	95.4	4,835,979	26.58	2.22
Northview	182,009	3.9	83.4	84.5	3,027,250	19.94	1.66
Merrill Place	193,153	4.1	70.7	70.7	3,407,501	24.96	2.08
Subtotal	1,038,133	22.2%	88.8%	89.4%	$21,484,541	$23.30	$1.94
San Francisco
275 Brannan Street	54,673	1.2%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Subtotal	54,673	1.2%	100.0%	100.0%	$2,984,599	$54.59	$4.55
Los Angeles
Pinnacle II	231,864	5.0%	99.2%	99.2%	$8,789,091	$38.21	$3.18
3401 Exposition	63,376	1.4	100.0	100.0	2,547,715	40.20	3.35
Subtotal	295,240	6.3%	99.4%	99.4%	$11,336,806	$38.64	$3.22
Total Non-Same-Store	1,388,046	29.7%	91.5%	92.0%	$35,805,946	$28.19	$2.35
TOTAL	4,669,561	100.0%	92.6%	94.6%	$142,316,913	$32.92	$2.74
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held-for-sale.” As of December 31, 2014, we had one office development property under construction, three office redevelopment properties under construction, one lease-up property and one property held-for-sale, see page 13. We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2014. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE SUMMARY(1)

						Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
Location	Square Feet(2)
DEVELOPMENT
Hollywood
Icon	413,000	32.9%	—%	—%	$—	$—	$—
Total Development	413,000	32.9%	—%	—%	$—	$—	$—

REDEVELOPMENT
Los Angeles
Element LA(5)	284,037	22.6%	—%	100.0%	$—	$—	$—
3402 Pico	39,136	3.1	—	—	—	—	—
12655 Jefferson	88,215	7.0	—	—	—	—	—
Total Redevelopment	411,388	32.8%	—%	69.0%	$—	$—	$—

LEASE-UP
San Francisco
901 Market Street	206,199	16.4%	80.3%	100.0%	$7,771,318	$46.92	$3.91
Total Lease-Up	206,199	16.4%	80.3%	100.0%	$7,771,318	$46.92	$3.91

HELD-FOR-SALE
Los Angeles
First Financial	223,679	17.8%	93.2%	93.2%	$7,197,502	$34.53	$2.88
Total Held-For-Sale	223,679	17.8%	93.2%	93.2%	$7,197,502	$34.53	$2.88
TOTAL	1,254,266	100.0%	29.8%	55.7%	$14,968,820	$40.02	$3.33
______________________________

(1)	Excludes stabilized properties, see page 12.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2014. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA is subject to a 15-year lease with Riot Games Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Square Feet(1)	Percent of Total
Seattle
Merrill Place	140,000	9.7%
Subtotal	140,000	9.7%

Los Angeles
Sunset Bronson—Lot A	273,913	18.9%
Sunset Gower— Redevelopment	423,396	29.2
Element LA	500,000	34.5
3402 Pico	110,864	7.7
Subtotal	1,308,173	90.3%

TOTAL	1,448,173	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	65.6%	69.1%	$12,907,268	$32.72
Sunset Bronson	299,098	34.4	76.2	8,918,814	37.61

TOTAL	869,568	100.0%	71.6%	$21,826,082	$34.56
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet which, may be less or more than BOMA rentable area. Square footage may change over time due to re-measurement or re-leasing. During the fourth quarter ended December 31, 2014, the Company raised approximately 14,625 square feet at its Sunset Bronson property in connection with its ICON development.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended December 31, 2014.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2014, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2014.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
Location		Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Project Costs as of 12/31/2014	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles
Element LA(5)	Los Angeles	Q3-2013	Q2-2015	Q2-2015	284,037	100%	$170,041	$189,740	8.1%
Icon(6)	Hollywood	Q4-2014	Q4-2016	Q3-2018	413,000	N/A	12,979	191,709	8.1%
Total Under Construction					697,037		$183,020	$381,449

FUTURE DEVELOPMENT PIPELINE
Los Angeles
Sunset Bronson—Lot A	Hollywood	TBD	TBD	TBD	273,913	N/A	N/A	TBD	TBD
Sunset Gower— Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(7)	Santa Monica	TBD	TBD	TBD	150,000	N/A	N/A	TBD	TBD
12655 Jefferson	Playa Del Rey	TBD	TBD	TBD	88,215	N/A	N/A	TBD	TBD

Seattle
Merrill Place	Seattle	TBD	TBD	TBD	140,000	N/A	N/A	TBD	TBD
Total Future Development Pipeline					1,575,524
______________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (ASC) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(5)
Element LA is subject to a 15-year lease with Riot Games, Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(6)	Total estimated project costs for Icon excludes land.

(7)	Estimated rentable square feet for 3402 Pico includes an 39,136-square-foot existing vacant building.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014		2013		% change
Same-store office statistics (2)
Number of properties	13	13		13		13
Rentable square feet	3,281,515	3,266,632		3,281,515		3,266,632
Ending % leased	95.8%	95.0%	0.8%	95.8%		95.0%		0.8%
Ending % occupied	93.0%	88.3%	5.3%	93.0%		88.3%		5.3%
Quarterly average % occupied	92.5%	87.2%	6.1%	92.2%		88.6%		4.1%
Same-store media statistics (3)
Number of properties	2	2		2		2
Rentable square feet	869,568	869,568		869,568		869,568
Average % occupied for the period	70.4%	70.7%	(0.4)%	72.2%		70.4%		2.6%

SAME-STORE ANALYSIS — GAAP BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014		2013		% change
Same-store net operating income — GAAP basis
Total office revenues	$38,492	$32,370	18.9%	$136,546	(4)(5)	$126,981	(6)	7.5%
Total media revenues	10,165	9,730	4.5	39,629		40,117		(1.2)
Total revenues	$48,657	$42,100	15.6%	$176,175		$167,098		5.4%

Total office expense	$14,381	$13,568	6.0%	$52,991	(7)	$50,141		5.7%
Total media expense	7,376	6,016	22.6	25,897		24,946	(8)	3.8
Total property expense	$21,757	$19,584	11.1%	$78,888		$75,087		5.1%

Same-store office net operating income — GAAP basis	$24,111	$18,802	28.2%	$83,555		$76,840		8.7%
NOI Margin	62.6%	58.1%	4.5%	61.2%		60.5%		0.7%
Same-store media net operating income — GAAP basis	$2,789	$3,714	(24.9)%	$13,732		$15,171		(9.5)%
NOI Margin	27.4%	38.2%	(10.8)%	34.7%		37.8%		(3.1)%
Same-store total property net operating income — GAAP basis	$26,900	$22,516	19.5%	$97,287		$92,011		5.7%
NOI Margin	55.3%	53.5%	1.8%	55.2%		55.1%		0.1%

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1) — CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS — CASH BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014		2013		% change
Same-store net operating income — Cash basis
Total office revenues	$35,555	$30,399	17.0%	$124,713	(4)(5)	$117,627	(6)	6.0%
Total media revenues	10,147	9,726	4.3	39,665		40,064		(1.0)
Total revenues	$45,702	$40,125	13.9%	$164,378		$157,691		4.2%

Total office expense	$14,319	$13,506	6.0%	$52,744	(7)	$49,894		5.7%
Total media expense	7,376	6,016	22.6	25,897		24,946	(8)	3.8
Total property expense	$21,695	$19,522	11.1%	$78,641		$74,840		5.1%

Same-store office net operating income — Cash basis	$21,236	$16,893	25.7%	$71,969		$67,733		6.3%
NOI Margin	59.7%	55.6%	4.1%	57.7%		57.6%		0.1%
Same-store media net operating income — Cash basis	$2,771	$3,709	(25.3)%	$13,768		$15,118		(8.9)%
NOI Margin	27.3%	38.1%	(10.8)%	34.7%		37.7%		(3.0)%
Same-store total property net operating income — Cash basis	$24,007	$20,602	16.5%	$85,737		$82,851		3.5%
NOI Margin	52.5%	51.3%	1.2%	52.2%		52.5%		(0.3)%
______________________________
(1)“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of December 31, 2014.
(2)See page 12 for same-store office properties.
(3)See page 15 for same-store media properties.
(4)Amount excludes one-time $3,340 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.
(5)Amount excludes a one-time $1,610 early lease termination fee income disclosed in the Q2-2014 earnings release.
(6)Amount excludes a one-time $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.
(7)Amount excludes one-time $4,201 property tax expenses disclosed in the Q3-2014 earnings release.
(8)Amount excludes a one-time $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation to net income
Same-store office revenues — Cash basis	$35,555	$30,399	$124,713	$117,627
GAAP adjustments to office revenues — Cash basis	2,937	1,971	11,833	9,354
Early lease termination fee and tenant recovery adjustments to office revenues	—	—	4,950	1,082
Same-store office revenues — GAAP basis	$38,492	$32,370	$141,496	$128,063

Same-store media revenues — Cash basis	$10,147	$9,726	$39,665	$40,064
GAAP adjustments to media revenues — Cash basis	18	4	(36)	53
Same-store media revenues — GAAP basis	$10,165	$9,730	$39,629	$40,117

Same-store property revenues — GAAP basis	$48,657	$42,100	$181,125	$168,180

Same-store office expenses — Cash basis	$14,319	$13,506	$52,744	$49,894
GAAP adjustments to office expenses — Cash basis	62	62	247	247
Property tax expense adjustments	—	—	4,201	—
Same-store office expenses — GAAP basis	$14,381	$13,568	$57,192	$50,141

Same-store media expenses — Cash basis	$7,376	$6,016	$25,897	$24,946
Property tax savings adjustment to media expenses	—	—	—	(797)
Same-store media expenses — GAAP basis	$7,376	$6,016	$25,897	$24,149

Same-store property expenses — GAAP basis	$21,757	$19,584	$83,089	$74,290

Same-store net operating income — GAAP basis	$26,900	$22,516	$98,036	$93,890
Non-same store GAAP net operating income	14,079	9,642	51,110	24,085
General and administrative	(9,096)	(4,757)	(28,253)	(19,952)
Depreciation and amortization	(20,243)	(16,994)	(72,216)	(70,063)
Income from operations	$11,640	$10,407	$48,677	$27,960
Interest expense	(6,413)	(6,797)	(25,932)	(25,470)
Interest income	9	10	30	272
Acquisition-related expenses	(4,322)	(454)	(4,641)	(1,446)
Other expense	(29)	140	14	99
Gain on sale of real estate	—	—	5,538	—
Impairment loss from discontinued operations	—	—	—	(5,580)
Net loss from discontinued operations	—	(37)	(164)	1,571
Net income (loss)	$885	$3,269	$23,522	$(2,594)

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL
Three Months Ended December 31, 2014
(Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Held-for-Sale(5)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$24,241	$9,219	$—	$1,672	$1,960	$5,197	$42,289
GAAP Revenue	2,937	1,343	—	600	(55)	18	4,843
Total Rents	$27,178	$10,562	$—	$2,272	$1,905	$5,215	$47,132

Tenant Reimbursements	$7,920	$2,561	$—	$171	$128	$157	$10,937
Parking and Other	3,394	1,213	(6)	—	280	4,793	9,674
Total Revenue	$38,492	$14,336	$(6)	$2,443	$2,313	$10,165	$67,743

Property Operating Expenses	14,381	4,160	—	1,081	805	7,376	27,803
Property GAAP Net Operating Income	$24,111	$10,176	$(6)	$1,362	$1,508	$2,789	$39,940

Square Feet	3,281,515	1,388,046	824,388	206,199	223,679	869,568	6,793,395
Ending % Leased	95.8%	92.0%	34.5%	100.0%	93.2%	70.1%	84.3%
Ending % Occupied	93.0%	91.5%	—%	80.3%	93.2%	70.1%	78.1%
NOI Margin	62.6%	71.0%	100.0%	55.8%	65.2%	27.4%	59.0%
Property GAAP Net Operating Income	$24,111	$10,176	$(6)	$1,362	$1,508	$2,789	$39,940
Less : GAAP Revenue	(2,937)	(1,343)	—	(600)	55	(18)	(4,843)
Add : GAAP Expense	62	—	—	—	—	—	62
Property Cash Net Operating Income	$21,236	$8,833	$(6)	$762	$1,563	$2,771	$35,159

Net Income Reconciliation	Q4 - 2014
Property GAAP Net Operating Income	$39,940
Broadway Note	1,342
Other Income (Expense)/Inter-Company Eliminations	(303)
Total GAAP Net Operating Income	$40,979
General and administrative	(9,096)
Depreciation and amortization	(20,243)	(1) See page 12 for same-store office properties.
Income from Operations	$11,640	(2) See page 12 for non-same-store properties.
Interest expense	(6,413)	(3) See page 13 for development/redevelopment and held for sale properties.
Interest income	9	(4) See page 13 for lease-up properties.
Acquisition-related expenses	(4,322)	(5) See page 15 for same-store media and held-for-sale properties.
Other expenses (income)	(29)
Gain on sale of real estate	—
Discontinued operations	—
Net Income	$885

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

OFFICE PORTFOLIO UNCOMMENCED LEASES DETAIL
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Estimated Lease Start Date(2)	Free Rent Period(3)	Estimated Rent Start Date(2)	Starting Base Rents(4)	New Lease Recovery Structure(5)	Term In Months	Estimated Lease Expiration Date(2)	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(6)	Estimated Lease Expiration Date(2)	Expiring Lease Recovery Structure(5)
Same-Store Office
Rincon Center	1,464	11/20/2014	—	2/18/2015	$42.00	NNN	60	2/29/2020	$37.45	N/A	N/A	N/A	N/A
222 Kearny	4,136	12/12/2014	2	3/15/2015	$53.00	FSG	62	4/30/2020	$46.20	4,136	$35.00	6/30/2014	FSG
Rincon Center	2,266	1/1/2015	—	4/1/2015	$40.00	NNN	120	3/31/2025	$65.14	N/A	N/A	N/A	N/A
6922 Hollywood	15,171	1/17/2015	5	3/3/2015	$43.20	FSG	42	9/14/2018	$24.11	14,220	$39.34	12/31/2014	FSG
1455 Market	4,506	1/20/2015	—	1/20/2015	$42.00	MG2	109	2/29/2024	$66.96	4,506	$12.73	12/31/2013	NNN
1455 Market	91,800	2/28/2015	—	2/28/2015	$46.00	MG2	108	2/29/2024	$66.96	95,680	$12.03	10/1/2014	NNN
222 Kearny	1,912	3/15/2015	—	3/15/2015	$60.00	NNN	120	3/14/2025	$82.55	N/A	N/A	N/A	N/A
222 Kearny	5,180	3/15/2015	2	3/15/2015	$52.00	FSG	62	4/30/2020	$69.01	N/A	N/A	N/A	N/A
1455 Market	24,438	6/19/2015	3	6/19/2015	$46.00	MG2	76	10/31/2021	$68.00	22,390	$35.00	12/31/2014	NNN
Rincon Center	2,868	8/1/2015	9	5/1/2016	$47.00	MG3	111	7/31/2025	$83.56	2,851	$50.15	7/14/2015	FSG
Rincon Center	4,144	5/1/2017	9	2/1/2018	$48.00	MG3	90	7/31/2025	$83.56	4,144	$37.15	4/14/2017	FSG
Non Same-Store
Northview	1,989	10/1/2014	1	1/1/2015	$18.75	NNN	61	1/31/2020	$32.48	N/A	N/A	N/A	N/A
505 First	4,141	2/15/2015	4	4/15/2015	$22.00	NNN	65	9/11/2020	$72.92	N/A	N/A	N/A	N/A
Development/Redevelopment
Element LA	284,037	4/1/2015	15	10/1/2015	$52.67	NNN	180	3/31/2030	$103.00	N/A	N/A	N/A	N/A
Lease-Up Assets
901 Market	40,558	5/19/2015	—	5/19/2015	$40.17	NNN	181	5/31/2030	$84.88	N/A	N/A	N/A	N/A
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Represents management's estimate for each date based on lease terms and estimates for decommissioning space and constructing tenant improvements, as applicable.

(3)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(4)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) NNN refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) FSG refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year; (c) MG1 refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for operating grounds; (d) MG2 refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) MG3 refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(6)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP FRONT ABATEMENTS
	New Lease Terms									Expiring Lease Terms
Property	SF(1)	Lease Start Date	Free Rent Period(2)	Rent Start Date	Starting Base Rents(3)	New Lease Recovery Structure(4)	Term In Months	Lease Expiration Date	TI + LC	Square Footage Subject to Backfill	Expiring Base Rents(5)		Lease Expiration Date	Expiring Lease Recovery Structure(5)
Same-Store Office
Rincon Center	41,614	5/1/2014	9	2/1/2015	$45.00	MG3	156	4/30/2027	$83.56	37,230	$38.50		8/31/2013	FSG
Rincon Center	18,075	5/1/2014	9	2/1/2015	$45.00	MG3	156	4/30/2027	$83.56	N/A	N/A		N/A	N/A
1455 Market	2,157	7/1/2014	7	2/1/2015	$30.00	MG2	111	9/27/2023	$79.00	N/A	N/A		N/A	N/A
Rincon Center	76,004	8/1/2014	9	5/1/2015	$46.00	MG3	132	7/31/2025	$83.56	76,320	$32.93	(6)	Various	Various
Pinnacle I	17,928	8/25/2014	15	8/25/2014	$42.00	FSG	124	12/31/2024	$47.00	N/A	N/A		N/A	N/A
Non-Same Store Office
3401 Exposition(7)	63,376	9/15/2014	3	9/15/2014	$40.20	NNN	144	9/30/2026	$116.04	N/A	N/A		N/A	N/A
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Free Rent is defined as the number of partial or full months tenant is not obligated to pay base rent payments. Free Rent can be applied (i) over the term of the lease, or (ii) at lease commencement.

(3)
Stated per leased square foot. For uncommenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2014, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(4)
Recovery structure refers to the method of recovering property operating expenses under each of the referenced leases, as follows: (a) NNN refers to the tenant's obligation to bear its ratable share of all property operating expenses based on the relative square footage of the lease; (b) FSG refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year; (c) MG1 refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for operating grounds; (d) MG2 refers to the tenant's obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for janitorial and electricity that are borne by the tenant on a direct basis; and (e) MG3 refers to the tenant’s obligation to bear its ratable share of increases in all property operating expenses above the amount of property operating expenses in the tenant's respective base year, with the exception of those operating expenses for electricity that are borne by the tenant on a direct basis.

(5)	Calculated by dividing the product of (i) base rental payments (defined as cash base rents (before abatements)) for the month of the expiration date, and (ii) 12, by (iii) the leased square footage.

(6)	Based on the weighted average base rents and expiration dates of multiple expiring leases.

(7)
Tenant shall receive base rent abatement for the second and third months of the initial lease term and $16,666.66 towards the monthly base rent due for the fourth through fifteenth month of the initial lease term.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Total Gross Leasing Activity
Rentable square feet	211,103	631,734
Gross New Leasing Activity
Rentable square feet	49,418	398,402
New cash rate	$34.46	$43.11
Gross Renewal Leasing Activity
Rentable square feet	161,685	233,332
Renewal cash rate	$43.13	$42.40
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	12,684	271,525
Early termination (square feet)	99,285	164,384
Total	111,969	435,909
Net Absorption
Leased rentable square feet	(62,551)	(37,507)
Cash Rent Growth(1)
Expiring Rate	$36.45	$30.27
New/Renewal Rate	$41.40	$43.87
Change	13.6%	44.9%
Straight-Line Rent Growth(2)
Expiring Rate	$37.05	$29.63
New/Renewal Rate	$42.25	$46.39
Change	14.1%	56.6%
Weighted Average Lease Terms
New (in months)	35	80
Renewal (in months)	25	26

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended December 31, 2014		Year Ended December 31, 2014
	Total	Annual	Total	Annual
New leases	$26.25	$8.87	$56.47	$7.30
Renewal leases	$3.69	$1.77	$3.53	$1.63
Blended	$8.97	$3.92	$46.39	$8.17
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q1 2015(1)			Q2 2015		Q3 2015			Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016
Location	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)		Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
SAME-STORE
San Francisco
Rincon Center	2,286	$17.74		6,292	$21.47	8,382	$47.50	(3)	1,617	$26.79	3,332	$35.00	13,651	$32.96	2,959	$34.97	3,515	$37.08
1455 Market	21,717	25.24	(4)	—	—	—	—		114,322	9.09	—	—	875	42.17	—	—	—	—
875 Howard	—	—		—	—	—	—		—	—	—	—	—	—	6,031	35.00	—	—
222 Kearny	—	—		13,180	35.09	8,655	53.42		—	—	—	—	26,257	28.61	13,293	37.51	—	—
625 Second	35,151	41.50		—	—	—	—		—	—	—	—	6,834	44.29	—	—	—	—
Subtotal	59,154	$34.61		19,472	$30.69	17,037	$50.51		115,939	$9.33	3,332	$35.00	47,617	$32.36	22,283	$36.49	3,515	$37.08
Los Angeles
Technicolor	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—
Del Amo	—	—		—	—	—	—		—	—	—	—	—	—	—	—	—	—
9300 Wilshire	6,171	37.62		—	—	5,655	43.87		10,013	40.54	4,364	42.62	2,731	45.89	—	—	2,853	39.12
10950 Washington	—	—		—	—	—	—		—	—	—	—	30,300	28.04	—	—	—	—
604 Arizona	—	—		—	—	—	—		—	—	—	—	—	—	—	—	—	—
6922 Hollywood	28,770	39.10	(5)	—	—	—	—		—	—	12,820	39.36	—	—	3,378	40.65	—	—
10900 Washington	—	—		—	—	—	—		—	—	—	—	—	—	—	—	—	—
Pinnacle I	—	—		3,209	43.80	—	—		—	—	—	—	—	—	109,323	41.80	9,005	43.20
Subtotal	34,941	$38.84		3,209	$43.80	5,655	$43.87		10,013	$40.54	17,184	$40.19	33,031	$29.52	112,701	$41.76	11,858	$42.22
NON-SAME-STORE
Seattle
First & King	1,334	$4.50		—	$—	7,524	$28.00		—	$—	11,442	$20.16	—	$—	—	$—	—	$—
Met Park North	—	—		—	—	—	—		—	—	—	—	—	—	—	—	600	43.70
Northview	3,096	19.00		1,722	20.39	—	—		—	—	—	—	59,022	18.12	—	—	—	—
Merrill Place	—	—		—	—	5,203	25.58		26,001	23.69	—	—	—	—	11,995	26.21	8,349	22.15
Subtotal	4,430	$14.63		1,722	$20.39	12,727	$27.01		26,001	$23.69	11,442	$20.16	59,022	$18.12	11,995	$26.21	8,949	$23.59
San Francisco
275 Brannan	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—
Los Angeles
Pinnacle II	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—
3401 Exposition	—	—		—	—	—	$—		—	—	—	$—	—	—	—	—	—	—
Subtotal	—	$—		—	$—	—	$—		—	$—	—	$—	—	$—	—	$—	—	$—
See footnotes on next page.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q1 2015(1)		Q2 2015		Q3 2015		Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
DEVELOPMENT
Hollywood
Icon	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
REDEVELOPMENT
Los Angeles
Element LA	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
1861 Bundy	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
3402 Pico	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12655 Jefferson	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
LEASE-UP
San Francisco
901 Market	349	$15.47	3,010	$27.11	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	349	$15.47	3,010	$27.11	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
HELD-FOR-SALE
Los Angeles
First Financial	—	$—	7,079	$31.78	772	$32.52	—	—	—	$—	15,838	$31.20	1,302	$33.00	15,611	$35.31
Subtotal	—	$—	7,079	$31.78	772	$32.52	—	$—	—	$—	15,838	$31.20	1,302	$33.00	15,611	$35.31

TOTAL	98,874	$35.14	34,492	$31.31	36,191	$40.82	151,953	$13.85	31,958	$32.48	155,508	$26.23	148,281	$39.64	39,933	$34.89
______________________________

(1)	Q1 2015 expiring square footage does not include square feet that expired on December 31, 2014.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)	Of the 8,382 square feet expiring in Q3 2015 at Rincon Center, 2,868 square feet has been backfilled.

(4)	Of the 21,717 square feet expiring in Q1 2015 at 1455 Market, 21,717 square feet has been backfilled.

(5)	Of the 28,770 square feet expiring in Q1 2015 at 6922 Hollywood, 15,171 square feet has been backfilled.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	806,559	13.6%
2014	61,586	1.0	$2,470,358	1.4%	$40.11	$40.06
2015	321,510	5.4	8,136,184	4.6	25.31	25.59
2016	375,680	6.4	12,387,858	6.9	32.97	34.53
2017	567,454	9.6	18,467,065	10.4	32.54	31.66
2018	315,205	5.3	9,333,215	5.2	29.61	33.03
2019	741,200	12.5	26,370,326	14.8	35.58	40.08
2020	394,338	6.7	14,671,229	8.2	37.20	44.38
2021	708,102	12.0	21,933,729	12.3	30.98	36.60
2022	18,906	0.3	633,208	0.4	33.49	41.19
2023	634,297	10.7	19,729,036	11.1	31.10	38.99
Thereafter	535,260	9.0	23,153,522	13.0	43.26	56.11
Building management use	23,358	0.4	—	—	—	—
Signed leases not commenced(4)	420,372	7.1	20,891,485	11.7	49.70	76.04
Total/Weighted Average	5,923,827	100.0%	$178,177,215	100.0%	$34.82	$41.56
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2014.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2014.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2014, divided by (ii) square footage under uncommenced leases as of December 31, 2014.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Square	1	1	9/27/2023	333,216	6.0%	$10,571,764	6.7%
Salesforce.com(2)	1	1	Various	234,699	4.3	10,488,009	6.7
Warner Bros. Entertainment	1	1	12/31/2021	230,000	4.2	8,789,091	5.6
Warner Music Group	1	1	12/31/2019	195,166	3.5	8,038,801	5.1
EMC Corporation(3)	2	2	Various	294,756	5.3	7,254,744	4.6
AIG	1	1	7/31/2017	132,600	2.4	5,967,000	3.8
Uber Technologies, Inc.(4)	1	1	Various	145,774	2.6	5,458,402	3.5
GSA(5)	4	3	Various	172,517	3.1	5,452,819	3.5
NFL Enterprises(6)	2	2	6/30/2019	137,305	2.5	4,983,416	3.2
Clear Channel	1	1	9/30/2016	109,323	2.0	4,569,640	2.9
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.1	4,549,302	2.9
Amazon	1	1	11/30/2023	139,824	2.5	3,772,659	2.4
Capital One	1	1	2/28/2019	133,148	2.4	3,367,424	2.1
Fox Interactive Media, Inc.(7)	1	1	Various	69,746	1.3	3,205,814	2.0
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	2.1	3,069,070	2.0
TOTAL	20	19		2,556,032	46.3%	$89,537,955	57.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Salesforce.com is expected to take possession of an additional: (1) 2,868 square feet during the third quarter of 2015; and (2) 4,144 square feet during the second quarter of 2017. Expirations by square footage: (1) 83,016 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; (3) 93,028 square feet expiring on October, 31, 2028; and (4) 5,978 square feet of MTM storage space.

(3)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at First & King expiring on October 18, 2021; and (3) 42,954 square feet at First & King expiring on December 31, 2023.

(4)	Uber is expected to take possession of an additional 74,689 square feet during the first quarter of 2015.

(5)
GSA expirations by property and square footage: (1) 22,390 square feet at 1455 Market expiring on December 31, 2014; (2) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (3) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (4) 28,993 square feet at Northview expiring on April 4, 2020; and (5) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(6)
NFL Enterprises expiration by property and square footage: (1) 127,386 square feet at 10950 Washington expiring on June 30, 2019 and (2) 9,919 square feet at 10900 Washington expiring on June 30, 2019.

(7)	Fox Interactive Media, Inc. expirations by square footage: (1) 35,151 square feet early terminating on March 31, 2015 and (2) 34,595 square feet expiring on March 31, 2017.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	87,617	1.4%
Educational	178,926	3.9
Financial Services	524,216	6.3
Insurance	141,000	3.9
Legal	77,818	1.9
Media & Entertainment	1,088,513	27.1
Other	118,506	1.7
Real Estate	65,011	1.5
Retail	497,596	9.5
Technology	1,464,868	33.8
Advertising	113,000	2.0
Government	294,586	6.1
Healthcare	45,239	0.9
TOTAL	4,696,896	100.0%
_____________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2014 Supplemental Operating and Financial Information

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.